Exhibit 99.1

ATSG’S SECOND-QUARTER GAINS REFLECT BUSINESS

TRANSFORMATION

Lower-Risk, Long-Term Agreements Contribute to 61% Increase in Pre-Tax Earnings from

Continuing Operations

WILMINGTON, Ohio – August 4, 2010 – Air Transport Services Group, Inc. (NASDAQ:ATSG) today reported financial results for its second quarter ended June 30, 2010.

The second quarter of 2010 was ATSG’s first full quarter under the new aircraft leasing and operating agreements with DHL that took effect on March 31, 2010. The agreements provide for new seven-year leases eventually covering 13 Boeing 767-200 freighters and a separate five-year Crew, Maintenance and Insurance (CMI) Agreement for operating those aircraft within DHL’s U.S. network.

Second Quarter Financial Summary

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Pre-tax earnings from continuing operations of $15.9 million were up 61 percent from $9.9 million in the second quarter of 2009. Pre-tax earnings from CAM Leasing operations increased 67 percent, while pre-tax earnings from ACMI Services decreased 5 percent. The shift of earnings to CAM Leasing reflects the separation of aircraft leases from aircraft operations under the new agreements with DHL.

•

Net earnings from continuing operations totaled $9.9 million for the quarter, and earnings per share from continuing operations increased to $0.15 (diluted), a 45 percent improvement over the $6.8 million, or $0.11 earned a year ago. Net earnings from all operations increased 19 percent to $9.7 million, or $0.15 per share in the second quarter 2010, up from $8.1 million, or $0.13 per share a year earlier. The company’s income tax expense is a deferred (non-cash) charge. The company does not expect to be a cash payer of federal income tax until 2013 or later. Second quarter 2010 results included $0.2 million of net losses from discontinued operations as compared to $1.3 million of net earnings for the second quarter of 2009.

•

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) from continuing operations was $42.2 million, up 11 percent compared with the second quarter of 2009 and up 15 percent from the first quarter of 2010. (EBITDA is a non-GAAP measure of financial performance. A reconciliation of ATSG’s second-quarter EBITDA to GAAP Net Income appears at the end of this release).

•	Cash flow provided by operating activities during the first half of 2010 was $59.5 million, up 36 percent from a year ago, due in part to ABX Air’s receipt of cash payments on receivables from DHL.

•

Revenues from continuing operations were $160.1 million for the second quarter of 2010, compared with $187.0 million in the second quarter a year ago. Revenues decreased from ABX Air’s provision of U.S. air network and other services for DHL, but were offset in part by increased revenues from CAM Leasing. On March 31, 2010, Cargo Aircraft Management (CAM) began leasing directly to DHL certain Boeing 767 aircraft that ABX Air had provided to DHL under a former operating agreement.

•

Revenue block hours flown for aircraft operated by ATSG’s three airline companies increased by 12 percent to 22,776 block hours for the quarter, as compared to 20,335 block hours in the second quarter of 2009.

•	There were 13 Boeing 767 freighters leased to external customers on June 30, 2010, up from three a year ago. Two additional 767 freighters were leased to external customers in July 2010.

•

Balance sheet improvement continued during the quarter, including a $44.2 million reduction in debt and a $26.3 million decline in post-retirement liabilities since March 31, 2010. During the quarter, DHL and ATSG completed the previously announced settlement of put sales of aircraft to DHL, ABX repaid $15.0 million of its note with DHL, and ATSG paid down its revolving credit line by $18.5 million, bringing the outstanding balance on the line at quarter-end to zero.

“This quarter’s strong earnings growth shows that the fog of uncertainty that surrounded our company for nearly two years has finally lifted,” President and CEO Joe Hete said. “We have transformed ATSG into a set of businesses that positions us to deliver strong returns on invested capital and reliable cash flows from long-term agreements with established customers. Going forward, we expect our growth to be driven by market demand for our rapidly expanding fleet of 767 freighters and our broad product offering of air cargo services. By the end of next year, we expect to have grown our converted 767 standard freighter fleet by 13 aircraft, or 50 percent, as compared to the fleet size on April 1, 2010. ”

Segment Results

Effective with the second quarter, ATSG has adopted new segment reporting as a result of its restructured relationship with DHL and operational changes. ATSG’s operating results are now reported in two segments: CAM Leasing and ACMI Services. Results now reflect the separately contracted, market based lease revenues of the Boeing 767 freighters operated in the DHL domestic network under the CAM Leasing segment. Revenues for aircraft supplied to DHL were previously embedded in the cost plus mark-up results of the former operating agreement with DHL.

CAM Leasing

CAM recorded revenues from aircraft leasing operations of $24.8 million during the second quarter, up 69 percent from $14.7 million in the same period of 2009. CAM had 53 aircraft under lease at the end of the quarter, including nine 767s leased to DHL. CAM has contracted to place four additional 767-200s under lease to DHL by April 2011. Segment pre-tax earnings of $9.8 million were up 67 percent from $5.8 million a year ago.

CAM expects to complete the modification and place three Boeing 767-200 freighters into service during the second half of 2010 and six more by the end of 2011. Additionally, CAM has contracted to purchase three passenger Boeing 767-300 extended range aircraft from Qantas, and will modify them for service as freighters. The purchases from Qantas will be executed over the remainder of 2010, and the conversions will be completed in 2011.

“By the end of 2011, we expect to have 39 wide-body Boeing 767 freighters in our fleet,” Hete said. “We project continued strong returns on capital expended to grow our 767 fleet, and are excited about adding the 767-300 series to our freighter capabilities. As the world’s largest independent owner/operator of converted 767 freighters, we are the logical choice for customers seeking to capitalize on the cost advantages and operating capabilities that the 767 series freighters offer, and we believe the addition of the extended range 767-300 freighters will further strengthen our ability to deploy our aircraft in growth markets around the world.”

In July, Amerijet International, Inc. leased a second 767 freighter from CAM. Multiple ATSG businesses assisted Amerijet as it worked to receive its 767 aircraft certification from the FAA. Assistance provided included crew training and maintenance support for the two 767s Amerijet now leases from CAM.

ACMI Services

During the recent quarter, block hours increased 12 percent compared with the second quarter of 2009, driven by growth in Europe, Asia Pacific and the Caribbean. Pre-tax segment earnings were $4.1 million, compared with $4.3 million in the year-earlier period, primarily reflecting the change in DHL contractual arrangements. ABX Air’s ACMI Agreement with European express carrier TNT N.V. had a positive impact on second-quarter 2010 results. In January 2010 ABX Air restructured its 767 transatlantic block space agreement to a profitable ACMI arrangement. A second 767 was added for TNT on an intra-European route in March 2010.

Second-quarter revenues for ACMI Services in 2010 totaled $138.8 million, down 21 percent compared with $175.0 million in the second quarter of 2009. Revenues generated from DHL’s domestic network declined $57.5 million compared with the second quarter of 2009 when these revenues included the reimbursement of employee severance and retention benefits and compensation for a larger U.S. network capacity.

Other Activities

Revenues from Other Activities rose 69 percent to $22.7 million from $13.4 million, principally from a greater volume of aircraft maintenance and facility maintenance services. These activities produced pre-tax earnings of $3.8 million in the second quarter of 2010, compared with $2.1 million a year earlier. The improved results for 2010 were driven by postal contracts, facility maintenance revenues, lower overhead expenses and gains from reductions in employee post-retirement obligations.

Outlook

Hete noted that, effective on July 12, 2010, the Air Line Pilots Association (ALPA), representing the flight crews for our Orlando, Florida based airline, Capital Cargo International Airlines, Inc. (CCIA), ratified a three year labor agreement with the airline effective August 1, 2010. “This provides certainty of a significant portion of CCIA’s cost structure and facilitates its efforts to secure additional business,” he said. “Along with the recently completed five-year ABX Air pilot agreement, this means that two of our three airline companies now have multi-year labor agreements in place.”

Hete concluded that the implementation of new long-term leasing and operating agreements with DHL means that ATSG has a business model with substantially less risk, and greater reward potential for shareholders. “We have excellent forward visibility on our revenue and EBITDA due in no small measure to the multi-year leasing and CMI contracts now in place. More than 85 percent of this year’s revenue and EBITDA comes from customer agreements which either are contracted three years or more forward, and/or from established relationships which have been in place for more than three years. I have great confidence about the future of ATSG,” he said.

Conference Call

ATSG will host a conference call to review its financial results for the second quarter of 2010 on Thursday, August 5, 2010, at 10:00 AM Eastern Daylight Time. Participants should dial 888-679-8033 and international participants should dial 617-213-4846 ten minutes before the scheduled start of the call and ask for conference pass-code 90281750. The call will also be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors, and via www.streetevents.com for institutional investors. A replay of the conference call will be available on August 5, 2010, beginning at 1:00 pm. and continuing through Friday, August 13, 2010, at 888-286-8010 (international callers 617-801-6888); use pass-code 38227460. The webcast replay will remain available via www.atsginc.com or www.earnings.com for 30 days.

About ATSG

ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. Through five principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ATSG’s subsidiaries include ABX Air, Inc.; Air Transport International, LLC; Capital Aircraft Management, Inc.; Capital Cargo International Airlines, Inc.; LGSTX Fuel Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group’s (“ATSG’s”) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the timely completion of Boeing 767 freighter modifications as anticipated under ABX Air’s new operating agreement with DHL, ABX Air’s ability to maintain on-time service and control costs under its new operating agreement with DHL, and other factors that are contained from time to time in ATSG’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG’s forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:

Quint O. Turner,

ATSG Inc. Chief Financial Officer

937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

REVENUES	$160,111	$186,995	$321,055	$398,771

OPERATING EXPENSES
Salaries, wages and benefits	41,506	89,101	88,756	183,064
Fuel	33,852	23,952	64,458	48,492
Depreciation and amortization	21,752	20,927	42,552	42,400
Maintenance, materials and repairs	17,140	14,499	34,909	33,296
Landing and ramp	5,463	5,374	12,411	16,962
Travel	5,524	4,609	10,716	10,364
Rent	3,641	1,958	7,376	4,396
Insurance	2,154	2,770	4,992	5,575
Other operating expenses	8,672	6,896	18,578	16,652

	139,704	170,086	284,748	361,201

INTEREST EXPENSE	(4,594)	(7,166)	(9,783)	(14,812)
INTEREST INCOME	85	129	158	307

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	15,898	9,872	26,682	23,065

INCOME TAX EXPENSE	(5,983)	(3,034)	(10,017)	(8,031)

EARNINGS FROM CONTINUING OPERATIONS	9,915	6,838	16,665	15,034

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS NET OF TAX	(233)	1,269	172	4,170

NET EARNINGS	$9,682	$8,107	$16,837	$19,204

EARNINGS PER SHARE - Basic
Continuing operations	$0.16	$0.11	$0.27	$0.24

Discontinued operations	(0.01)	0.02	—	0.07

NET EARNINGS PER SHARE	$0.15	$0.13	$0.27	$0.31

EARNINGS PER SHARE - Diluted
Continuing operations	$0.15	$0.11	$0.26	$0.24

Discontinued operations	—	0.02	—	0.07

NET EARNINGS PER SHARE	$0.15	$0.13	$0.26	$0.31

WEIGHTED AVERAGE SHARES
Basic	62,811	62,685	62,802	62,662

Diluted	64,421	63,011	64,013	62,906

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2010	December 31, 2009

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$63,660	$83,229
Accounts receivable, net of allowance of $1,700 in 2010 and $1,288 in 2009	35,684	87,708
Inventory	5,740	5,226
Prepaid supplies and other	8,845	7,093
Deferred income taxes	31,597	31,597
Aircraft and engines held for sale	—	30,634

TOTAL CURRENT ASSETS	145,526	245,487

Property and equipment, net	650,408	636,089
Other assets	29,948	21,307
Intangibles	9,686	10,113
Goodwill	89,777	89,777

TOTAL ASSETS	$925,345	$1,002,773

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$31,912	$38,174
Accrued salaries, wages and benefits	24,956	44,077
Accrued severance and retention	7,171	18,959
Accrued expenses	15,146	16,429
Current portion of debt obligations	36,788	51,737
Unearned revenue	16,539	15,340

TOTAL CURRENT LIABILITIES	132,512	184,716

Long-term obligations	287,269	325,690
Post-retirement liabilities	102,765	152,297
Other liabilities	59,547	44,044
Deferred income taxes	66,988	50,044

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 63,775,766 and 63,416,564 shares issued and outstanding in 2010 and 2009, respectively	638	634
Additional paid-in capital	503,441	502,822
Accumulated deficit	(194,248)	(211,085)
Accumulated other comprehensive loss	(33,567)	(46,389)

TOTAL STOCKHOLDERS’ EQUITY	276,264	245,982

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$925,345	$1,002,773

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

PRE-TAX EARNINGS SUMMARY

FROM CONTINUING OPERATIONS

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
CAM Leasing	24,815	14,652	42,617	27,669
ACMI Services
Airline services	102,522	135,449	223,460	297,856
Reimbursable expenses	36,292	39,542	62,067	76,706

Total ACMI Services	138,814	174,991	285,527	374,562
Other Activities	22,695	13,428	40,148	24,991

Total Revenues	186,324	203,071	368,292	427,222
Eliminate internal revenues	(26,213)	(16,076)	(47,237)	(28,451)

Customer Revenues	$160,111	$186,995	$321,055	$398,771

Pre-tax Earnings from Continuing Operations:
CAM, inclusive of interest expense	9,752	5,831	16,291	10,581
ACMI Services	4,087	4,298	11,470	14,276
Other Activities	3,812	2,093	2,476	2,799
Net, unallocated interest expense	(1,753)	(2,350)	(3,555)	(4,591)

Total Pre-tax Earnings	$15,898	$9,872	$26,682	$23,065

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

Earnings from Continuing Operations to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

(Unaudited, in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009
GAAP Earnings from Continuing
Operations	$9,915	$6,838	$16,665	$15,034
Income Tax Expense	5,983	3,034	10,017	8,031
Interest Income	(85)	(129)	(158)	(307)
Interest Expense	4,594	7,166	9,783	14,812
Depreciation and Amortization	21,752	20,927	42,552	42,400

EBITDA from Continuing Operations	$42,159	$37,836	$78,859	$79,970

EBITDA is a non-GAAP financial measure and should not be considered alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. EBITDA is defined as income (loss) from operations plus net interest expense, provision for income taxes, depreciation and amortization. The Company’s management uses this adjusted financial measure in conjunction with GAAP finance measures to monitor and evaluate the performance of the Company, including as a measure of liquidity. EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, or as an alternative measure of liquidity.